PROMISSORY NOTE

$300,000.00	October 17, 2011

FOR VALUE RECEIVED, INFINITE GROUP, INC., a Delaware corporation, with an address at 60 Office Park Way, Pittsford, New York 14534 (“IGI”), promises to pay to the order of THE PENSION BENEFIT GUARANTY CORPORATION, a wholly-owned United States government corporation with an address at 1200 K Street, N.W., Washington D.C. 20005-4026 (“PBGC" or the “Holder”), in lawful money of the United States of America, the principal sum of Three Hundred Thousand Dollars ($300,000.00) pursuant to the terms of this Promissory Note (this “Note”), which evidences indebtedness under that certain Settlement Agreement, of even date herewith, by and between the Holder and IGI (as the same may be amended, superseded or otherwise modified from time to time, the “Settlement Agreement”), together with interest accruing on the outstanding principal balance from the date hereof at the rate or rates hereinafter specified.  This Note is secured by security interests in all of IGI’s assets which is evidenced by a Security Agreement and Mortgage(s)/Deed(s) of Trust (collectively with this Note and the Settlement Agreement, the “Settlement Documents”).  Capitalized terms not defined in this Note have the definitions ascribed to them in the Settlement Agreement.  The following additional terms shall apply to this Note:

1.           Rate of Interest.   The amount of principal outstanding under this Note will bear interest at the fixed rate of 6.0% per annum (the “Fixed Rate”).  Interest will be calculated on the basis of a year of 365 days.

2.           Payment Terms.  The principal, together with interest at the Fixed Rate, shall be payable over seven (7) years on the 15th day of the last month of each calendar quarter as follows:

2.1.           Commencing on December 15, 2011 and continuing thereafter until March 15, 2018, quarterly payments of principal and interest shall be payable in the specified payment amounts set forth in the amortization schedule attached hereto and incorporated herein by reference as Exhibit A (the “Amortization Schedule”).

2.2.           If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the United States of America, such payment shall be made on the next succeeding business day but such extension of time shall not be included in computing interest in connection with such payment.  Payments received shall be applied in accordance with the Amortization Schedule.

3.           Prepayment.  The principal and any accrued interest may be prepaid (in whole or in part) at any time by IGI, at its option, without penalty, upon written notice to PBGC.  All prepayments shall be applied in reverse order of maturity.

4.           Events of Default; Remedies.  The occurrence of any Event of Default set forth in the Settlement Agreement will be deemed to be an “Event of Default” under this Note.  Upon the occurrence of an Event of Default: (a) the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder may be accelerated by Holder without demand or notice of any kind in which case all such amounts will immediately become due and payable; and (b) Holder may exercise from time to time any of the rights and remedies available under this Note, under any other Settlement Document, under applicable law, or in equity.

5.           Miscellaneous.   All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and sent in the manner provided in Section 10.2 of the Settlement Agreement.  No delay or omission on Holder’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will Holder’s action or inaction impair any such right or power.  No modification, amendment or waiver of any provision of this Note or consent to any departure by IGI therefrom will be effective unless made in a writing signed by Holder.  If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect.

This Note has been delivered to and accepted by Holder and will be deemed to be made in the State of New York. this note will be interpreted and the rights and liabilities of holder determined in accordance with the laws of the State of New York, excluding its conflict of laws rules, except to any extent preempted by federal law.  IGI hereby irrevocably consents to the jurisdiction of the United States District Court for the District of Columbia; provided that nothing contained in this Note will prevent Holder from bringing any action, enforcing any award or judgment or exercising any rights against IGI, against any security, or against any property of IGI within any other county, state or other foreign or domestic jurisdiction.  IGI waives any objection based on venue or forum non conveniens with respect to any such action instituted in the United States District Court for the District of Columbia.

7.           WAIVER OF JURY TRIAL.  IGI irrevocably waives any and all rights to a trial by jury in any action, proceeding or claim of any nature relating to this note, any documents executed in connection with this note (including without limitation, any Settlement Documents) or any transaction contemplated in any of such documents.

IN WITNESS WHEREOF, intending to be legally hereby, IGI executes this Note as of the date first written above.

WITNESS:	BORROWER:

INFINITE GROUP, Inc.

/s/ James Witzel	By:	/s/ James Villa
James Villa, Acting Chief Executive Officer and President

		Year	Beginning	Interest		---Total Payment----		Ending
Year	Quarter	No	Balance	6.00%	Principal	Quarter	Year	Balance

2011	4	1	300,000	4,500	3,000	7,500		297,000
2012	1		297,000	4,455	3,000	7,455		294,000
	2		294,000	4,410	3,000	7,410		291,000
	3		291,000	4,365	3,000	7,365	29,730	288,000
	4	2	288,000	4,320	3,000	7,320		285,000
2013	1		285,000	4,275	3,000	7,275		282,000
	2		282,000	4,230	3,000	7,230		279,000
	3		279,000	4,185	3,000	7,185	29,010	276,000
	4	3	276,000	4,140	3,000	7,140		273,000
2014	1		273,000	4,095	3,000	7,095		270,000
	2		270,000	4,050	3,000	7,050		267,000
	3		267,000	4,005	3,000	7,005	28,290	264,000
	4	4	264,000	3,960	3,000	6,960		261,000
2015	1		261,000	3,915	78,000	81,915		183,000
	2		183,000	2,745	3,000	5,745		180,000
	3		180,000	2,700	3,000	5,700	100,320	177,000
	4	5	177,000	2,655	3,000	5,655		174,000
2016	1		174,000	2,610	3,000	5,610		171,000
	2		171,000	2,565	3,000	5,565		168,000
	3		168,000	2,520	3,000	5,520	22,350	165,000
	4	6	165,000	2,475	3,000	5,475		162,000
2017	1		162,000	2,430	3,000	5,430		159,000
	2		159,000	2,385	3,000	5,385		156,000
	3		156,000	2,340	3,000	5,340	21,630	153,000
	4	7	153,000	2,295	3,000	5,295		150,000
2018	1		150,000	2,250	3,000	5,250		147,000
	2		147,000	2,205	3,000	5,205		144,000
	3		144,000	2,160	144,000	146,160	161,910	0

					300,000